EXHIBIT 10.83

                              CONSULTING AGREEMENT

      This Consulting Agreement (the "Agreement") is entered into as of _____________, 1997 (the "Effective Date"), by and between Castle Dental Centers of Texas, Inc., a Texas corporation (the "Company"), and Sheryl L. Goodman ("Consultant").

                                    RECITALS:

      Prior to the date hereof, Consultant was an employee of Southwest Dental Associates, L.C., which along with the Company is a party to that certain Option Agreement dated as of ___________, 1997 (the "Option Agreement"). As a condition to the consummation of the transactions contemplated by the Option Agreement and as an inducement for the Company and Southwest Dental Associates, L.C. to perform their respective obligations under the Option Agreement, the Company and Consultant have entered into this Agreement.

      The parties agree as follows:

                                    ARTICLE I

      1.1 CONSULTING RELATIONSHIP.

      (a) The Company agrees to, and hereby does, retain Consultant, on the terms and conditions set forth herein, to provide consulting services to the Company as requested from time to time by the Company's senior management.

      (b) Consultant shall devote approximately 100 hours per month in performing the services contemplated hereby for the benefit and advantage of the Company, provided, however, that Consultant shall not receive any additional compensation for devoting more than 100 hours per
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month in such capacity. Consultant shall use her reasonable best efforts to promote the interests of the Company.

                                   ARTICLE II

      2.1 SALARY. As compensation for her service during the term of this Agreement (or until terminated pursuant to the provisions hereof), the Company shall pay Consultant a salary at the rate of $50,000 per annum payable semi-monthly. Such Base Salary shall not be subject to withholding for any prescribed federal and state income tax, social security or other items, such matters being the sole responsibility of the Consultant.

      2.2 REIMBURSEMENT OF EXPENSES. The Company shall reimburse all reasonable travel and entertainment expenses incurred by Consultant in connection with the performance of her duties pursuant to this Agreement, which have been approved by the Company in advance. Consultant shall provide the Company with written expense reports of her expenses in accordance with the usual customary practice of the Company.

                                   ARTICLE III

      3.1 TERM. The term of this Agreement shall commence on the date hereof and end on _______________, 2000 subject to the right of either party to terminate this Agreement as provided below. The date on which this Agreement is terminated is referred to hereunder as the "Termination Date".

      3.2 DEATH; DISABILITY. Subject to the provisions of Section 3.5(a), this Agreement shall be automatically terminated on the death of Consultant or on the permanent disability of Consultant if she is no longer able, with reasonable accommodation, to perform her consulting services to the Company. In the event of Consultant's disability, this Agreement shall terminate automatically on written notice of termination by the Company.

      3.3 TERMINATION WITHOUT CAUSE. Either the Company or Consultant may terminate this Agreement at any time, without cause, by giving the other thirty
(30) days' written notice of termination.

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      3.4 TERMINATION WITH CAUSE. In addition to the Company's right to terminate this Agreement without cause as provided in Section 3.3 hereof, the Company may terminate this Agreement for "Cause." "Cause" means the termination by the Company of Consultant's retention for any of the following grounds:

            (a) the commission of any act of fraud on the part of Consultant resulting or intending to result in personal gain or enrichment at the expense of the Company;

            (b) misappropriation, embezzlement, theft or willful and material damage of or to any asset of the Company or the use of the Company funds or assets for any illegal purpose;

            (c) a good faith determination by the Board of Directors of the Company that Consultant has violated this Agreement or committed an act of gross negligence or willful misconduct (in the case of a breach, following notice thereof to Consultant by the Company and a thirty day period thereafter within which Consultant shall have the opportunity to cure such breach) that has or is reasonably expected to have a material adverse effect on the business or affairs of the Company; or

            (d) the commission of any felony on the part of Consultant which, in the sole discretion of the Board of Directors of the Company, materially and adversely, directly or indirectly, affects the name or goodwill of the Company.

      A notice of termination pursuant to this Section 3.4 shall be in writing and shall state the alleged reason for termination. Within not less than five
(5) nor more than twenty (20) days after such notice, Consultant shall be given the opportunity to appear before the Board of Directors of the Company, or a committee thereof, to rebut or dispute the alleged violation. If the Board of Directors or committee determines, by vote of a majority of the directors other than Consultant (if Consultant is then a director), that one or more grounds exist for termination of Consultant for Cause, the Company may immediately terminate Consultant's relationship under this Section 3.4. The Company may elect, during the pendency of such inquiry, to relieve Consultant of her regular duties.

      3.5 SEVERANCE PAY. In the event of termination, Consultant shall be entitled to compensation (the "Severance Pay") in accordance with the following:

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            (a) If (i) Consultant voluntarily terminates her consulting relationship, or (ii) the Company terminates this Agreement for Cause, or (iii) if Consultant's consulting relationship is terminated by reason of her death or disability, Consultant shall not be entitled to receive any additional fees beyond those earned or accrued as of the effective date of the termination of her consulting relationship.

            (b) If Consultant's consulting relationship hereunder is terminated prior to the expiration of the term of this Agreement, and such termination is either (i) due to a breach of this Agreement by the Company, or (ii) by the Company and not for Cause, Consultant shall be entitled to Severance Pay in an amount equal to the amount of the consulting fees that the Consultant would have earned for the six months following the effective date of termination (but in no event to extend beyond the Term described in Section 3.1 hereof), payable at such time or times as would have been paid to Consultant had she maintained her consulting relationship with the Company through the term of this Agreement; provided, however, prior to the termination of this Agreement as the result of a breach hereof by the Company, Consultant shall give written notice of such breach and the Company shall have a thirty day period within which to cure such breach.

      3.6 EFFECT OF TERMINATION ON AGREEMENT. Any termination of Consultant's consulting relationship shall not release either the Company or Consultant from their respective obligations under this Agreement that are required to be performed subsequent to the date of such termination, including but not limited to those obligations set forth under Articles III and IV.

      3.7 PAYMENTS TO ESTATE. If Consultant should die before all amounts payable to her pursuant to Section 3.5 have been paid, such unpaid amounts shall be paid to Consultant's estate.

                                   ARTICLE IV

      4.1 NONDISCLOSURE AND NONUSE OF CONFIDENTIAL INFORMATION. Consultant understands and agrees that her retention by the Company creates a relationship of confidence and trust between herself and the Company with respect to Confidential Information (as defined below). Consultant recognizes that she will have access to and knowledge of Confidential Information. Consultant will not, during or after the term of her consulting relationship with the Company, in whole or in part, disclose such Confidential Information to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever, nor shall she make use of any such Confidential Information for her own purposes or for the purposes of others; provided, however, that nothing in this Article

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shall be construed to prohibit the disclosure of such Confidential Information by the Consultant (i) to an officer, director, employee or agent of the Company;
(ii) as is reasonably necessary for the performance of her duties and responsibilities under this Agreement; or (iii) as otherwise required by law. If Consultant is required by law to disclose "Confidential Information," Consultant shall notify the Company's Board of Directors, in writing, of the nature of such disclosure and the Confidential Information to be disclosed, as soon as is possible and/or practical, and permit the Company the opportunity to contest or limit such disclosure.

      4.2 CONFIDENTIAL INFORMATION DEFINED. The term "Confidential Information" shall mean and include any and all records, computer programs, data, patent applications, trade secrets, customer lists, customer databases, video programs and programming, proprietary information, technology, pricing policies, financial information, methods of doing business, acquisition practices, policy and/or procedure manuals, training and recruiting procedures, accounting procedures, the status and content of the Company's contracts with its customers, the Company's business philosophy, and servicing methods and techniques at any time used, developed, or investigated by the Company, before or during Consultant's tenure of retention, or other information of any kind expressed or recorded on any medium arising out of, concerning, or acquired in connection with the research, development, commercialization and other activities of the Company; but "Confidential Information" does not include information (i) generally known or available in the industry, through no fault of Consultant, or (ii) available from a third party without violation of any duty of confidentiality by Consultant or others.

      4.3 DELIVERY OF MATERIALS. Consultant further agrees to deliver to the Company at the termination of her retention or at any other time upon request by the Company, all correspondence, memoranda, notes, records (including computer records and data), drawings, sketches, plans, customer lists, and other documents, which are made, composed, or received by Consultant, solely or jointly with others, during the term of her retention and which are in Consultant's possession, custody, or control at such date and which are related in any manner to the past, present or anticipated business of the Company.

                                    ARTICLE V

      5.1 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties and their heirs, legal representatives, successors and assigns. The Company may assign its interest in this Agreement, and all covenants, conditions and provisions hereunder shall inure to the benefit of

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and be enforceable by its assignee or successor in interest. The rights and obligations of Consultant under this Agreement are personal to her, and no such rights, benefits or obligations shall be assignable, except that her personal representatives and heirs may enforce the obligations of the Company hereunder.

      5.2 WAIVER OF BREACH. The waiver by any party to this Agreement of a breach or violation of any provisions hereof shall not operate or be construed to be a waiver of any subsequent breach hereof.

      5.3 NOTICES. Any and all notices required or permitted to be given under this Agreement shall be sufficient if furnished in writing and given in person, or shall be deemed given five (5) days after sent by certified mail, return receipt requested, to the address as set forth below on the signature pages of this Agreement. If any party hereto desires to amend its address hereunder, that party shall send written notice of the new address to all other parties hereto.

      5.4 GOVERNING LAW. This Agreement shall be interpreted, construed and governed in accordance with the laws of the State of Texas without regard to conflict of laws provision. This Agreement is performable in Travis County, Texas.

      5.5 HEADINGS. The paragraph headings contained in this Agreement are for convenience only, and shall in no manner be construed to be part of this Agreement.

      5.6 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. A fully executed copy of this Agreement shall be delivered to each party hereto.

      5.7 LEGAL CONSTRUCTION. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not effect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. In addition, such invalid, illegal or unenforceable provision shall be modified to the minimum extent necessary to permit it to be valid, legal and enforceable. For all purposes hereof "day" shall mean calendar day and shall include weekends and holidays; provided, however, that if any notice period terminates on a weekend or holiday, the person who is required to deliver the notice shall have until the next business day to complete the notice requirement.

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      5.8 AMENDMENT. No modification, amendment, addition to, or termination of this Agreement, nor waiver of any of its provisions, shall be valid or enforceable unless it is in writing and signed by all of the parties hereto.

      5.9 PRIOR AGREEMENTS SUPERSEDED. This Agreement constitutes the sole and only Agreement of the parties hereto and supersedes any prior understanding or written or oral agreements, correspondence or communications between the parties respecting the subject matter hereof.

      5.10 ARBITRATION. EXCEPT FOR THE REMEDY PROVIDED UNDER SECTION 5.11 BELOW, ANY CLAIM OR DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE RETENTION OF CONSULTANT BY THE COMPANY SHALL BE SUBMITTED TO FINAL AND BINDING ARBITRATION IN AUSTIN, TEXAS PURSUANT TO THE EMPLOYMENT DISPUTE RESOLUTION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. THE PARTIES AGREE THAT ANY PARTY REQUESTING ARBITRATION OF ANY DISPUTE UNDER THIS SECTION MUST GIVE FORMAL WRITTEN NOTICE OF THE PARTY'S DEMAND FOR ARBITRATION ("ARBITRATION NOTICE") WITHIN ONE HUNDRED TWENTY (120) DAYS AFTER SUCH DISPUTE FIRST ARISES AND FAILURE TO TIMELY COMMUNICATE ARBITRATION NOTICE SHALL CONSTITUTE A WAIVER OF SUCH DISPUTE. THE PARTIES FURTHER AGREE THAT EACH PARTY MAY BE REPRESENTED BY COUNSEL IN ANY PROCEEDING UNDER THIS SECTION, AND THAT ALL EXPENSES AND FEES INCURRED IN CONNECTION WITH ANY PROCEEDING UNDER THIS SECTION SHALL BE PAID BY THE NON-PREVAILING PARTY (AS DETERMINED BY THE ARBITRATORS). BOTH PARTIES AGREE THAT NOTHING IN THIS SECTION SHALL BE CONSTRUED TO REQUIRE THE ARBITRATION OF ANY DISPUTE OR CLAIM (i) ARISING UNDER ARTICLE IV OF THIS AGREEMENT; (ii) FOR UNEMPLOYMENT COMPENSATION BENEFITS; OR (iii) FOR WORKERS' COMPENSATION BENEFITS. BY THEIR EXECUTION OF THIS AGREEMENT, EACH PARTY TO THIS AGREEMENT CONSENTS, ON BEHALF OF HERSELF OR ITSELF AND THEIR RESPECTIVE SUCCESSORS, HEIRS AND ASSIGNS, TO SUCH BINDING ARBITRATION IN ACCORDANCE WITH THE TERMS OF THIS SECTION.

      5.11 REMEDIES. Consultant agrees that the remedy at law for any breach of any provision of Article IV will be inadequate and that the Company will be entitled to seek injunctive and equitable relief for any such breach, in addition to all other remedies permitted by law.

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      IN WITNESS WHEREOF, the parties hereto have executed this Consulting
Agreement in ____________, ____________ as of the date first set forth above.

                                            THE COMPANY:


                                            CASTLE DENTAL CENTERS OF TEXAS, INC.



                                            By: ________________________________
                                            Name:  Jack H. Castle, Jr.
                                            Title:  President
                                            Address: ___________________________
                                            ____________________________________
                                            ____________________________________
                                            ATTENTION:  President


                                            CONSULTANT:

                                            ____________________________________
                                            Sheryl L. Goodman

                                            Address: ___________________________
                                            ____________________________________
                                            ____________________________________
                                            ____________________________________

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